Exhibit 5


               Building Materials Corporation of America
                 1361 Alps Road Wayne, New Jersey 07470
                             (973) 628-3520
                          Fax: (973) 628-3196


August 3, 1998


Building Materials Corporation of America
1361 Alps Road
Wayne, New Jersey  07470


Ladies and Gentlemen:

      I am Executive Vice President and General Counsel of Building Materials Corporation of America, a Delaware corporation (the "Company"), and as such I (and attorneys on my staff acting under my supervision) have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to the Company's Preferred Stock Option Plan.

      In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, the conformity to original documents of documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.







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      Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the securities being registered pursuant to the Registration Statement have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the BMCA Preferred Stock Option Plan, will be validly issued, fully paid and nonassessable.

      The opinion herein is limited to the corporate laws of the State of Delaware and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Richard A. Weinberg

                                    Richard A. Weinberg



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